Exhibit 99.3

Noble International, Ltd.

Unaudited Pro Forma Combined Financial Statements

Overview

The following unaudited pro forma combined financial statements give effect to the acquisition pursuant to a Stock Purchase Agreement dated October 12, 2006 by Noble International, Ltd. (“Noble”) of all the outstanding securities (the “Acquisition”) of Pullman Industries, Inc. (“Pullman”) including operations in the United States (“Pullman U.S.”) and Mexico (“Pullman Mexico”).

Prior to June 28, 2006, Pullman was a 50% partner in Linde + Pullman AG (“LPAG”) with Linde + Weimann (“LW”), a German company. LPAG owns 99% of Linde Pullman de Mexico, the operations referenced herein as Pullman Mexico. On June 28, 2006, the former owners of Pullman purchased LW’s 50% share of LPAG. Pursuant to the Stock Purchase Agreement dated October 12, 2006, Noble purchased 100% of Pullman Mexico, 50% through Pullman and 50% from the former owners of Pullman. The balance sheets for Pullman U.S. included in these pro forma combined financial statements account for Pullman’s 50% ownership interest in Pullman Mexico under the cost method of accounting at December 31, 2005 and September 30, 2006.

The following unaudited pro forma combined balance sheet as of September 30, 2006 is based upon the historical balance sheets of Noble, Pullman U.S. and Pullman Mexico and has been prepared to reflect the Acquisition as if it had been consummated on September 30, 2006. The following unaudited pro forma combined statement of income for the year ended December 31, 2005 combines Noble’s historical statement of income for the year then ended with Pullman U.S. and Pullman Mexico’s historical statements of income for the year then ended, as if the Acquisition had been consummated on January 1, 2005. The following unaudited pro forma combined statement of income for the nine months ended September 30, 2006 combines Noble’s historical statement of income for the nine months then ended with Pullman U.S. and Pullman Mexico’s historical statements of income for the nine months then ended, as if the Acquisition had been consummated on January 1, 2005.

The Acquisition is being accounted for herein using the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any excess purchase price in excess of net assets acquired is recorded as goodwill. These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements. The primary areas of the purchase price allocation that are not yet finalized relate to the property, plant, and equipment, identifiable intangible assets and residual goodwill. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein are subject to change based upon completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

No account has been taken within these unaudited pro forma combined financial statements of any future changes in accounting policies or any synergies (including cost savings), all of which may or may not occur as a result of the Acquisition. In addition, the impact of ongoing integration activities and other changes in Pullman U.S. and Pullman Mexico’s assets and liabilities could cause material differences in the information presented.

These unaudited pro forma combined financial statements are not necessarily indicative of the consolidated results of operations or financial position of the combined Company that would have been reported had the Acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined Company.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Pullman U.S. included elsewhere in this Form 8-K/A and of Noble included in its Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q.

Noble International, Ltd.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2006

(In thousands)

	Historical			Pro Forma Adjustments
	Noble	Pullman U.S.	Pullman Mexico	Debit		Credit		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$10,696	$—	$3,049	$—		$(10,696	)(a)	$3,049
Accounts receivable, trade, net	89,804	20,356	12,110	—		—		122,270
Unbilled customer tooling costs	—	15,319	10,741	—		—		26,060
Inventories, net	30,244	4,078	3,002	—		—		37,324
Prepaid expenses	1,232	1,422	—	—		—		2,654
Income tax receivable	—	1,643	—	—		—		1,643
Note receivable, net	648	—	—	—		—		648
Deferred income taxes	321	—	—	—		—		321
Other current assets	3,571	902	—	—		—		4,473

Total Current Assets	136,516	43,720	28,902	—		(10,696)		198,442
Property, Plant & Equipment, net	58,785	55,097	17,524	—	(b)	—	(b)	131,406
Other Assets:
Goodwill	21,121	—	—	11,723	(c)	—		32,844
Accounts receivable - affiliate	—	3,023	—	—		(3,023	)(d)	—
Investments in and advances to affiliates	—	231	—	—		(231	)(d)	—
Other intangible assets, net	2,184	77	—	11,723	(c)	—		13,984
Deferred income taxes	—	—	4,264	—		—		4,264
Other assets, net	653	275	440	—		—		1,368

Total Other Assets	23,958	3,606	4,704	23,446		(3,254)		52,460

Total Assets	$219,259	$102,423	$51,130	$23,446		$(13,950)		$382,308

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$76,856	$20,903	$8,280	$—		$—		$106,039
Accrued liabilities	5,633	5,240	9,193	—		—		20,066
Advances from customers	—	—	3,512	—		—		3,512
Income taxes payable	1,583	—	—	—		—		1,583
Other current liabilities	—	—	—	—		14,000	(e)	14,000
Current maturities of long-term debt	2	7,213	8,767	(7,213	)(f)	13,000	(g)	21,769

Total Current Liabilities	84,074	33,356	29,752	(7,213)		27,000		166,969
Long-Term Liabilities:
Convertible subordinated notes, net of discount	32,206	—	—	—		—		32,206
Long-term debt, excluding current maturities	2,649	31,908	9,357	(31,908	)(f)	67,641	(g)	79,647
Due to related parties	—	—	3,196	(3,196	)(d)	—		—
Deferred income taxes	5,052	1,250	1,906	—		—		8,208
Other long-term liabilities	79	—	—	—		—		79

Total Long-Term Liabilities	39,986	33,158	14,459	(35,104)		67,641		120,140
Minority Interest	4,218	—	—	—		—		4,218
Stockholders’ Equity:
Common stock	9	—	18,248	(18,248	)(h)	—		9
Additional paid-in capital	55,724	35,909	—	(35,909	)(h)	—		55,724
Retained earnings	32,349	—	(11,329)	—		11,329	(h)	32,349
Accumulated other comprehensive income, net	2,899	—	—	—		—		2,899

Total Stockholders’ Equity	90,981	35,909	6,919	(54,157)		11,329		90,981

Total Liabilities & Stockholders’ Equity	$219,259	$102,423	$51,130	$(96,474)		$105,970		$382,308

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

Noble International, Ltd.

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2005

(In thousands except share and per share data)

	Historical			Pro Forma Adjustments
	Noble	Pullman U.S.	Pullman Mexico	Debit		Credit		Pro Forma Combined
Net sales	$363,820	$166,965	$39,544	$—		$—		$570,329
Cost of sales	326,017	130,926	35,950	—	(a)	—	(a)	492,893

Gross margin	37,803	36,039	3,594	—		—		77,436
Selling, general and administrative expenses	16,005	18,429	5,322	1,172	(b)	(2,395	)(c)	38,533

Operating profit	21,798	17,610	(1,728)	(1,172)		2,395		38,903
Interest income	634	244	—	—		—		878
Interest expense	(2,868)	(1,829)	(1,062)	(7,735	)(d)	1,829	(e)	(11,665)
Impairment charges	(10,140)	—	—	—		—		(10,140)
Loss from unconsolidated subsidiaries	—	(1,303)	—	—		1,303	(f)	—
Other, net	1,221	(502)	(162)	—		—		557

Earnings before income taxes and minority interest	10,645	14,220	(2,952)	(8,907)		5,527		18,533
Income tax expense	5,586	3,346	(487)	2,346	(g)	(2,297	)(g)	8,494

Earnings before minority interest	5,059	10,874	(2,465)	(11,254)		7,824		10,038
Minority interest	34	—	1	—		—		35

Net earnings	$5,093	$10,874	$(2,464)	$(11,254)		$7,824		$10,073

Basic earnings per share	$0.37							$0.73

Diluted earnings per share	$0.36							$0.71

Basic weighted average shares outstanding	13,946,801							13,946,801
Diluted weighted average share outstanding	14,045,159							14,045,159

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

Noble International, Ltd.

Unaudited Pro Forma Combined Statement of Income

For the Nine Months Ended September 30, 2006

(In thousands except share and per share data)

	Historical			Pro Forma Adjustments
	Noble	Pullman U.S.	Pullman Mexico	Debit		Credit		Pro Forma Combined
Net sales	$303,161	$117,873	$37,696	$—		$—		$458,730
Cost of sales	273,300	98,985	32,745	—	(a)	—	(a)	405,030

Gross margin	29,861	18,888	4,951	—		—		53,700
Selling, general and administrative expenses	13,327	12,919	3,414	879	(b)	(1,019	)(c)	29,520

Operating profit	16,534	5,969	1,537	(879)		1,019		24,180
Interest income	1,013	168	—	—		—		1,181
Interest expense	(2,159)	(1,631)	(1,293)	(5,801	)(d)	1,631	(e)	(9,253)
Other, net	319	124	(834)	—		—		(391)

Earnings before income taxes and minority interest	15,707	4,630	(590)	(6,680)		2,650		15,717
Income tax expense	5,046	(3,744)	376	(1,094	)(f)	4,495	(f)	5,079

Earnings before minority interest	10,661	8,374	(966)	(5,587)		(1,845)		10,638
Minority interest	(667)	—	—	—		—		(667)

Net earnings	$9,994	$8,374	$(966)	$(5,587)		$(1,845)		$9,971

Basic earnings per share	$0.71							$0.71

Diluted earnings per share	$0.71							$0.71

Basic weighted average shares outstanding	14,065,155							14,065,155
Diluted weighted average share outstanding	14,102,138							14,102,138

The accompanying notes are an integral part of these unaudited pro forma combined financial statements

Noble International, Ltd.

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

These unaudited pro forma combined financial statements present the pro forma financial position and results of operations of the combined Company based upon historical financial information after giving effect to the Acquisition and adjustments described in these Notes. These unaudited pro forma combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of the results that may be expected to occur in the future.

The unaudited pro forma combined balance sheet is based on the historical balance sheets of Noble, Pullman U.S. and Pullman Mexico and has been prepared to reflect the Acquisition as if it had been consummated on September 30, 2006. The unaudited pro forma combined statement of income for the year ended December 31, 2005 combines Noble, Pullman U.S. and Pullman Mexico’s historical statements of income for the year then ended, as if the Acquisition had been consummated on January 1, 2005. The unaudited pro forma combined statement of income for the nine months ended September 30, 2006 combines Noble, Pullman U.S. and Pullman Mexico’s historical statements of income for the nine months then ended, as if the Acquisition had been consummated on January 1, 2005.

Prior to June 28, 2006, Pullman was a 50% partner in Linde + Pullman AG (“LPAG”) with Linde + Weimann (“LW”), a German company. LPAG owns 99% of Linde Pullman de Mexico, the operations referenced herein as Pullman Mexico. On June 28, 2006, the former owners of Pullman purchased LW’s 50% share of LPAG. Pursuant to the Stock Purchase Agreement dated October 12, 2006, Noble purchased 100% of Pullman Mexico, 50% through Pullman and 50% from the former owners of Pullman. The balance sheets for Pullman U.S. included in these pro forma combined financial statements account for Pullman’s 50% ownership interest in Pullman Mexico under the cost method of accounting at December 31, 2005 and September 30, 2006.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Pullman U.S. and Pullman Mexico included elsewhere in this Form 8-K/A and of Noble included in its Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q.

2.	Pro Forma Transaction

Pursuant to closing the Acquisition on October 12, 2006, Noble paid an aggregate purchase price of $53.9 million in cash to the previous owners, assumed and immediately refinanced $35.7 million in debt at Pullman U.S., assumed approximately $18.0 million of debt at Pullman Mexico, and agreed to pay $14.0 million contingent consideration payable to the previous owners upon receipt by Noble of amounts owed by certain customers. It is anticipated that this amount will be paid during the first two quarters of 2007.

The purchase consideration was preliminarily allocated to the assets acquired and liabilities assumed based on management’s preliminary analysis and estimates of their fair values. A final allocation is dependent upon the completion of such valuation and other studies. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein are subject to change based upon completion of the valuation as of the closing date.

3.	Pro Forma Adjustments

Pro Forma Combined Balance Sheet as of September 30, 2006

The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2006. The Pullman U.S. investment in Pullman Mexico is accounted for under the cost method of accounting in the historical Pullman U.S. balance sheet at September 30, 2006. The pro forma combined balance sheet reflects Pullman Mexico as if it were consolidated for financial reporting purposes. Adjustments included in the unaudited pro forma combined balance sheet are as follows:

(a)	Adjustment eliminates $10.7 million of cash and cash equivalents at Noble at September 30, 2006. It is assumed that this cash would have been used in the Acquisition as of the closing date.

(b)	A fair value estimate of Pullman U.S. and Pullman Mexico property, plant, and equipment is not complete. Accordingly, the book values of property, plant, and equipment at September 30, 2006 are used as estimates of fair value and no adjustment is included in the pro forma combined balance sheet.

(c)	The identification and valuation of identifiable intangible assets is not complete. Accordingly, for purposes of this unaudited pro forma combined balance sheet, it is assumed that one-half of the difference between purchase price and the fair value of net assets acquired is allocated to goodwill and one-half is allocated to intangible assets. This allocation is subject to material change based upon the results of the final fair value analysis.

(d)	Adjustments eliminate intercompany amounts between Pullman U.S. and Pullman Mexico at September 30, 2006.

(e)	Adjustment relates to contingent consideration payable to the previous owners of Pullman upon Noble’s receipt of amounts owed by certain customers. It is anticipated that this amount will be paid during the first two quarters of 2007.

(f)	Adjustments eliminate amounts owed by Pullman U.S. under its credit facility at September 30, 2006. The Pullman U.S. credit facility was paid in its entirety at consummation of the Acquisition on October 12, 2006 using Noble’s credit facility.

(g)	Adjustments relate to amounts borrowed by Noble under its credit facility at the consummation of the Acquisition on October 12, 2006. $70.0 million was borrowed under a term loan, of which $13.0 million was current maturities of long-term debt and $57.0 million was long-term debt. In addition, it is assumed for purposes of this pro forma combined balance sheet at September 30, 2006, approximately $10.6 million would be outstanding on Noble’s revolving credit facility had the Acquisition been consummated on September 30, 2006. This amount is classified as long-term debt.

(h)	Adjustments eliminate equity at Pullman U.S. and Pullman Mexico at September 30, 2006.

Pro Forma Combined Statement of Income for the Year Ended December 31, 2005

The unaudited pro forma combined statement of income for the year ended December 31, 2005 gives effect to the Acquisition as if it had occurred on January 1, 2005. The Pullman U.S. investment in Pullman Mexico is accounted for under the equity method of accounting in the historical Pullman U.S. statement of income for the year ended December 31, 2005. The pro forma combined statement of income reflects Pullman Mexico as if it were consolidated for financial reporting purposes. Adjustments included in the unaudited pro forma statement of income are as follows:

(a)	A fair value estimate of Pullman U.S. and Pullman Mexico property, plant, and equipment is not complete. Accordingly, historical depreciation amounts are not adjusted in this proforma combined statement of income. The final fair value analysis of property, plant, and equipment could have a material effect on the amount of depreciation included in this pro forma combined statement of income.

(b)	Adjustment reflects estimated amortization of identifiable intangible assets based upon the amount ($11.7 million) included in the pro forma combined balance sheet at September 30, 2006. It is assumed that intangible assets will be amortized over a 10 year period. The final fair value analysis of tangible and identifiable intangible assets could have a material effect on the amount of amortization included in this pro forma combined statement of income.

(c)	Adjustment eliminates $2.4 million of management fees charged by the former owners of Pullman U.S. for the year ended December 31, 2005.

(d)	Adjustment estimates interest expense on debt (approximately $90.0 million) incurred pursuant to the Acquisition including cash paid to the former owners of Pullman and the assumption and subsequent refinancing of debt at Pullman U.S. at the closing date of the transaction.

(e)	Adjustment eliminates interest expense at Pullman U.S. for the year ended December 31, 2005.

(f)	For the year ended December 31, 2005, Pullman U.S. accounted for its investment in Pullman Mexico under the equity method of accounting. Adjustment eliminates the Pullman U.S. share of Pullman Mexico’s loss for the year ended December 31, 2005. Adjustment reflects Pullman Mexico as a consolidated entity for the year ended December 31, 2005 on a pro forma basis.

(g)	Adjustments impute a 35% effective tax rate for Pullman U.S. and a 30% effective tax rate for Pullman Mexico based upon respective earnings including adjustments in this pro forma combined statement of income.

Statement of Income for the Nine Months Ended September 30, 2006

The unaudited pro forma combined statement of income for the nine months ended September 30, 2006 gives effect to the Acquisition as if it had occurred on January 1, 2005. The Pullman U.S. investment in Pullman Mexico is accounted for under the cost method of accounting in the historical Pullman U.S. statement of income for the nine months ended September 30, 2006. The pro forma combined statement of income reflects Pullman Mexico as if it were consolidated for financial reporting purposes. Adjustments included in the unaudited pro forma statement of income are as follows:

(a)	A fair value estimate of Pullman U.S. and Pullman Mexico property, plant, and equipment is not complete. Accordingly, historical depreciation amounts are not adjusted in this proforma combined statement of income. The final fair value analysis of property, plant, and equipment could have a material effect on the amount of depreciation included in this pro forma combined statement of income.

(b)	Adjustment reflects estimated amortization of identifiable intangible assets based upon the amount ($11.7 million) included in the pro forma combined balance sheet at September 30, 2006. It is assumed that intangible assets will be amortized over a 10 year period. The final fair value analysis of tangible and identifiable intangible assets could have a material effect on the amount of amortization included in this pro forma combined statement of income.

(c)	Adjustment eliminates $1.0 million of management fees charged by the former owners of Pullman U.S. for the nine months ended September 30, 2006.

(d)	Adjustment estimates interest expense on debt (approximately $90.0 million) incurred pursuant to the Acquisition including cash paid to the former owners of Pullman and the assumption and subsequent refinancing of debt at Pullman U.S. at the closing date of the transaction.

(e)	Adjustment eliminates interest expense at Pullman U.S. for the nine months ended September 30, 2006.

(f)	Adjustments impute a 35% effective tax rate for Pullman U.S. and a 30% effective tax rate for Pullman Mexico based upon respective earnings including adjustments in this pro forma combined statement of income.